Exhibit 10.1

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (this “Agreement”), dated as of January 30, 2023, is entered into by and among Greenidge Generation Holdings Inc., a Delaware corporation (the “Parent Borrower”) and Greenidge Generation LLC, a New York limited liability company (“Generation Borrower”), the other Subsidiaries of Parent Borrower, as Loan Parties (as defined below), set forth on the signature pages hereto, and NYDIG (as defined below).
WHEREAS, Parent Borrower and Generation Borrower, among others, are party to (i) that certain Master Equipment Finance Agreement, dated as of March 21, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Effective Date (as defined below), the “GNY MEFA”), by the Parent Borrower, as a guarantor and borrower representative, GTX Gen 1 Collateral LLC, a Delaware limited liability company (“GTX”), GNY Collateral LLC, a Delaware limited liability company (“GNY”), GSC Collateral LLC, Delaware limited liability company (“GSC” and, together with GTX and GNY, the “GNY MEFA Borrowers”), and NYDIG ABL LLC (f/k/a ARCTOS CREDIT, LLC), as lender, servicer and collateral agent (in such capacities, “NYDIG”); (ii) that certain Loan Schedule No. 2 to the GNY MEFA, Loan Schedule No. 3 to the GNY MEFA, Loan Schedule No. 4 to the GNY MEFA, Loan Schedule No. 5 to the GNY MEFA, Loan Schedule No. 6 to the GNY MEFA, Loan Schedule No. 7 to the GNY MEFA and Loan Schedule No. 8 to the GNY MEFA, each dated March 21, 2022 (each as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Effective Date, collectively the “GNY Loan Schedules”), each between NYDIG, the GNY MEFA Borrowers and Parent Borrower; (iii) that certain Master Equipment Finance Agreement, dated as of May 25, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Effective Date, the “Generation MEFA”), between Generation Borrower (Generation Borrower and, together with the GNY MEFA Borrowers, and the Parent Borrower, the “Loan Parties”, and each individually a “Loan Party”) and NYDIG; and (iv) that certain Schedule No. 1 to the Generation MEFA, Schedule No. 2 to the Generation MEFA, Schedule No. 3 to the Generation MEFA, and Schedule No. 4 to the Generation MEFA, each dated May 25, 2021 (each as amended, restated, amended and restated, supplemented, or otherwise modified prior to the Effective Date, collectively the “Generation Loan Schedules” together with the GNY MEFA, the GNY Loan Schedules, the Generation MEFA and all participation agreements, schedules and other documents relating to each of the foregoing, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Existing Transaction Documents”), each between NYDIG and the Generation Borrower. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the applicable Existing Transaction Document or the Refinancing Documents (as defined below), as applicable;
WHEREAS, as of the date hereof, the Loan Parties owe to NYDIG an aggregate principal amount equal to $74,367,703.86, plus any accrued but unpaid interest thereon (such amount, the “Outstanding Amount”), with respect to the Obligations outstanding under the Existing Transaction Documents;
WHEREAS, NYDIG has granted certain limited waivers of payments due and owing under the Existing Transaction Documents to facilitate negotiations between NYDIG and the Loan Parties regarding potential options to address the Obligations of the Loan Parties under the Existing Transaction Documents (including the Outstanding Amount) and preserve ongoing operations of the Loan Parties;
WHEREAS, NYDIG and the Loan Parties have engaged in extensive discussions and negotiations regarding potential alternatives, and have determined to enter into multiple related transactions described herein;
WHEREAS, in order to induce NYDIG to enter into the Refinancing Transactions and in satisfaction of the Obligations owed by the Loan Parties to NYDIG pursuant to the Existing Transaction Documents and the payment of fees and expenses in connection with the foregoing, the Loan Parties have, simultaneously herewith, entered into (i) that certain Senior Secured Loan Agreement (the “Loan Agreement”) and each other Credit Document (as defined in the Loan Agreement), each dated as of the Effective Date, by and among the Parent Borrower, Generation Borrower, certain subsidiaries of the Parent Borrower from time to time party thereto as guarantors, and NYDIG, pursuant to which NYDIG

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will make certain financial accommodations to the Loan Parties, including in the form of a deemed borrowing of a Loan on the Closing Date, in an aggregate principal amount equal to $17,321,385.87(such amount, the “Refinanced Amount”) (ii) the Membership Interest and Asset Purchase Agreement (“Purchase Agreement”), pursuant to which the Sellers (as defined in the Purchase Agreement), shall sell to the Purchasers (as defined in the Purchase Agreement) and the Purchasers shall purchase from Sellers, all of Sellers’ right, title and interest in and to the Specified Assets and Interests (as defined in the Purchase Agreement) and (iii) the Hosting Agreements (as defined in the Loan Agreement), pursuant to which, among other things, certain of the Loan Parties or affiliates of the Loan Parties shall provide hosting services to NYDIG or an affiliate of NYDIG in connection with the mining of Digital Assets, and NYDIG (or an affiliate of NYDIG) shall pay such Loan Parties for such hosting services as set forth in the Hosting Agreements, (the documents described in the foregoing clauses (i) through (iii), collectively, the “Refinancing Documents”; and the transactions contemplated thereby, collectively, the “Refinancing Transactions”); and
WHEREAS, the Refinancing Transactions are part of a strategic plan to benefit the Loan Parties during the current market environment, and each of the Loan Parties has determined that the Refinancing Transactions are advisable and in the best interests of each such Loan Party.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.    Debt Satisfaction.
(a)In connection with the Refinancing Transactions, upon the satisfaction of the conditions precedent set forth in Section 2, NYDIG and the Loan Parties hereby agree that (i) the Obligations under the Existing Transaction Documents (other than the Refinanced Amount and the Surviving Obligations referenced below) will be deemed satisfied and automatically terminated in full , (ii) the Obligations in respect of the Refinanced Amount will remain outstanding as a Loan under the Loan Agreement, and such Obligations will be secured by the liens granted under the Loan Agreement and other Credit Documents, and (iii) all of the Existing Transaction Documents shall automatically terminate; provided, however, that, (1) nothing herein is intended to terminate the obligations of any Loan Party under any indemnification or expense reimbursement provisions of the Existing Transaction Documents (including under this Agreement) which by their express terms survive termination of the Existing Transaction Documents (collectively, the “Surviving Obligations”), which Surviving Obligations shall continue after the deemed satisfaction of the Outstanding Amount and (2) if all or any portion of the above-described debt satisfaction or Refinancing Transactions are avoided, rescinded or otherwise invalidated, in whole or in part, in any proceeding, including any bankruptcy, insolvency or similar proceeding, instituted by or on behalf of a Loan Party, the estate of a Loan Party (or any trustee, receiver or similar person therefor) or any creditor of a Loan Party, then the Loan Parties’ obligations under the Existing Transaction Documents shall be reinstated and be in full force and effect up to the amount of such debt or debt satisfaction that has been avoided, rescinded or otherwise invalidated, and, for the avoidance of doubt, any liens or security interests granted to NYDIG to secure the obligations under the Existing Transaction Documents shall be reinstated and be in full force and effect up to the amount of such debt or debt satisfaction that has been avoided, rescinded or otherwise invalidated, with the same validity and priority of the liens and security interests securing such obligations immediately before NYDIG and the Loan Parties entered into the Refinancing Transactions, in each case as if such satisfaction had not occurred and with no further action on the part of NYDIG.
(b)Each Loan Party acknowledges and agrees that (x) prior to the Effective Date, nothing contained herein shall constitute a waiver of any Default or Event of Default or of NYDIG’s rights and remedies under the Existing Transaction Documents and (y) as of the Effective Date, other than those provisions which by their express terms survive termination of the Existing Transaction Documents, NYDIG shall have no further obligations, liabilities, responsibilities, duties or commitments under the Existing Transaction Documents.
For the avoidance of doubt, nothing herein is intended to terminate or otherwise impair, release, or effect the obligations of any Loan Party with respect to the Refinanced Amount or any

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obligations of any Loan Party under any of the Refinancing Documents, or any lien or security interest (including any rights and remedies with respect thereto) granted, or purported to be granted, in favor of NYDIG under any of the Refinancing Documents. To the extent any provisions of the Surviving Obligations conflict with any provisions of the Refinancing Documents, the Refinancing Documents shall control and govern.
Section 2.    Effective Date. This Agreement, the Refinancing Documents and the Refinancing Transactions contemplated thereby shall each become effective simultaneously on the date each of the following conditions have been satisfied (such date, the “Effective Date”):
(a)delivery to NYDIG of a duly executed copy of this Agreement;
(b)delivery to NYDIG of a duly executed copy of each of the Refinancing Documents, each in form and substance reasonably satisfactory to NYDIG; and
(c)all documented fees, costs and expenses owing to NYDIG (including all reasonable and documented fees, costs and expenses of Sidley Austin LLP and incurred in connection with this Agreement and the Refinancing Documents) shall have been paid in full.
Section 3.    Miscellaneous.
(a)In further consideration of NYDIG’s execution of this Agreement, each Loan Party for itself and on behalf of its successors (including, without limitation, any trustees acting on behalf of each Loan Party and any debtor-in-possession with respect to such Loan Party), assigns and subsidiaries, hereby forever releases each of NYDIG and its successors, assigns, parents, subsidiaries, affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) of every nature whatsoever, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, to the extent known by any Loan Party and existing on or prior to the Effective Date solely with respect to the Existing Transaction Documents, that such Loan Party may have against the Releasees that arise from or relate to any actions which the Releasees may have taken or omitted to take in connection therewith prior to the date this Agreement was executed, including without limitation with respect to the Obligations, any Collateral (Collateral and Obligations each as defined in each of the GNY MEFA and the Generation MEFA), the Existing Transaction Documents and any third parties liable in whole or in part for the Obligations thereunder, other than arising out of NYDIG’s gross negligence or willful misconduct.
(b)This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party and NYDIG each submit to the exclusive jurisdiction of the State and Federal courts in the State of New York, Borough of Manhattan; provided, however, that nothing in this Agreement shall be deemed to operate to preclude NYDIG from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (Collateral and Obligations each as defined in each of the GNY MEFA and Generation MEFA), or by either party to enforce a judgment or other court order in its favor. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party in accordance with the notice provisions in the Refinancing Documents, and that service so made shall be deemed completed upon the earlier to occur of actual receipt thereof or five (5) days after deposit in the U.S. mails, proper postage prepaid.

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(c)TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LOAN PARTIES AND THE LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE EXISTING TRANSACTION DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
(d)This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail shall be effective as delivery of manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
[SIGNATURE PAGES FOLLOW]

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Very truly yours,

NYDIG ABL LLC, as NYDIG
By: /s/ Trevor Smyth Name: Trevor Smyth Title: Head of Structured Finance

[Debt Settlement Agreement – NYDIG/Greenidge]
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ACKNOWLEDGED AND CONSENTED TO BY:

GTX GEN 1 COLLATERAL LLC, as a GNY MEFA Borrower By: /s/ Robert Loughran Name: Robert Loughran Title: Chief Financial Officer

GNY COLLATERAL LLC, as a GNY MEFA Borrower By: /s/ Robert Loughran Name: Robert Loughran Title: Chief Financial Officer

GSC COLLATERAL LLC, as a GNY MEFA Borrower By: /s/ Robert Loughran Name: Robert Loughran Title: Chief Financial Officer

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GREENIDGE GENERATION HOLDINGS INC., as Parent Borrower By: /s/ Robert Loughran Name: Robert Loughran Title: Chief Financial Officer
GREENIDGE GENERATION LLC, as the Generation Borrower By: /s/ Robert Loughran Name: Robert Loughran Title: Chief Financial Officer

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